For Release on Tuesday, July 1, 2014, 4:05 p.m. ET

AMRI Completes Acquisition of Oso Biopharmaceuticals Manufacturing

Albany, NY (July 1, 2014) – AMRI (NASDAQ: AMRI) today announced that it has completed the acquisition of Oso Biopharmaceuticals Manufacturing, a former portfolio company of Altaris Capital Partners, LLC. The transaction is consistent with AMRI’s strategy to be the preeminent supplier of custom and complex drug product development and manufacturing services to the pharmaceutical industry.

OsoBio is recognized as a premier contract manufacturer of highly complex injectable drug products and their expertise in large-scale commercial production is highly complementary to AMRI’s early stage drug product manufacturing capabilities. Customers will benefit from access to a single source to address their sterile fill/finish needs from Phase 1 development complete to commercial supply.

Total consideration paid was $110 million. AMRI financed the transaction with cash on hand. AMRI anticipates full year run-rate synergies of approximately $3.0 million of EBITDA within 12 months of closing and the acquisition is expected to be accretive to AMRI’s 2014 adjusted diluted EPS. AMRI intends to provide investors with updated 2014 guidance for the combined company when it releases its second quarter 2014 financial results on August 5, 2014.

About AMRI

Albany Molecular Research Inc. (AMRI) is a global contract research and manufacturing organization that has been working with the Life Sciences industry to improve patient outcomes and the quality of life for more than two decades. With locations in North America, Europe and Asia, our key business segments include Large Scale Manufacturing (LSM) and Discovery and Development Solutions (DDS). The LSM segment includes Active Pharmaceutical Ingredients (API) and Drug Product Manufacturing, which supports the commercial cGMP manufacturing of complex APIs, starting materials, clinical formulation development and aseptic fill and finish. Our DDS segment provides comprehensive services from hit identification to IND, including expertise with diverse chemistry, library design and synthesis, in vitro biology and pharmacology, drug metabolism and pharmacokinetics, as well as natural products. For more information about AMRI, please visit our website at www.amriglobal.com or follow us on Twitter (@amriglobal).

About AMRI Large Scale API and Drug Product Manufacturing

With demonstrated success in Large Scale API and Drug Product Manufacturing, we offer the preeminence and scale to support the chemical development, clinical formulation development, cGMP manufacture and cGMP aseptic formulation and filling of complex API, including potent, controlled substances, biologics, peptides, steroids, and cytotoxic compounds. Our global manufacturing footprint, which also includes manufacturing in Europe and India, provides customers with access to global markets and low-cost manufacturing of APIs or intermediates. In addition, we have the skills and infrastructure to adequately provide complex API research and development, analytical support and support with global regulatory activities. On the Drug Product side, we have expertise with supporting pre-clinical through commercial scale production of complex liquid-filled and lyophilized parenteral formulations. We specialize in vial and pre-filled syringe manufacturing and have lyophilization capabilities for vials. AMRI has the capability to perform small batch manufacturing, but has the capacity to perform filling for larger batches to support Phase III, registration batches and commercial.

About Altaris Capital Partners

Altaris is an investment firm focused exclusively on the healthcare industry. With over $1.3 billion of equity capital under management, Altaris invests in businesses that meet clearly defined healthcare needs. Altaris’ portfolio companies are typically headquartered in North America or Western Europe, but have operations throughout the world. Altaris is based in New York. For more information, please visit www.altariscap.com.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include, but are not limited to, the potential synergies associated with the OsoBio acquisition and the potential impact on AMRI’s operations and financial results. Readers should not place undue reliance on our forward-looking statements. The company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the company may not be able to predict and may not be within the company’s control. Factors that could cause such differences include, but are not limited to, the ability of the Company to effectively integrate OsoBio’s business; possible negative impacts to the revenue expected to be received by OsoBio following the closing of the transaction; trends in pharmaceutical and biotechnology companies’ outsourcing of chemical research and development, including softness in these markets; sales of Allegra® and the impact of the “at-risk” launch of generic Allegra®, the OTC conversion of Allegra® and the generic and OTC sales of Allegra in Japan on the company’s receipt of significant royalties under the Allegra® license agreement; the success of the sales of other products for which the company receives royalties; the risk that the company will not be able to replicate either in the short or long term the revenue stream that has been derived from the royalties payable under the Allegra® license agreements; the risk that clients may terminate or reduce demand under any strategic or multi-year deal; the company’s ability to enforce its intellectual property and technology rights; the company’s ability to obtain financing sufficient to meet its business; the company’s ability to successfully comply with heightened FDA scrutiny on aseptic fill/finish operations; the results of further FDA inspections; the company’s ability to effectively maintain compliance with applicable FDA and DEA regulations; the company’s ability to integrate past or future acquisitions and make such acquisitions accretive to the company’s business model; the company’s ability to take advantage of proprietary technology and expand the scientific tools available to it; the ability of the company’s strategic investments and acquisitions to perform as expected, as well as those risks discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on March 17, 2014, and the company's other SEC filings. OsoBio revenue and EBITDA, potential synergies available following closing of the pending transaction and other forward looking information offered by senior management today represent a point-in-time estimate and are based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. The company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. EBITDA synergies and 2014 adjusted diluted EPS are only provided on a non-GAAP basis. It is not feasible to provide reconciliation to the most comparable projected U.S. GAAP measure because the excluded items are difficult to predict and estimate and are primarily dependent on future events.

Contacts:
Investors: Michael Nolan, AMRI Chief Financial Officer, 518-512-2261
Media: Gina Rothe, AMRI Communications, 518-512-2512